UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                         Date of Report: August 9, 1999


                          AirTouch Communications, Inc.


    Delaware                        1-12342                      94-3213132
(State or other                (Commission File                 (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


             One California Street, San Francisco, California 94111
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (415) 658-2000


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Item 4. Change in Registrant's Certifying Accountant

(a)(i) As a result of the Company's merger with Vodafone Group Plc (now called Vodafone AirTouch Plc), the Company has terminated the engagement of PricewaterhouseCoopers LLP as the Company's independent accountants effective August 9, 1999.

         (ii) The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1998, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

         (iii) The decision to change independent accountants was approved by the Board of Directors.

         (iv) During the Company's two most recent fiscal years and through August 9, 1999, the Company has had no disagreements with PricewaterhouseCoopers LLP in connection with its audits on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such years.

         (v) During the Company's two most recent fiscal years and through August 9, 1999, the Company has had no reportable events as defined in
         Item 304 (1) (v) of Regulation S-K.

         (vi) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated August 16, 1999, is filed as Exhibit 16 to this Form 8-K.

(b) The Company is a subsidiary of Vodafone AirTouch Plc. Deloitte & Touche are the independent accountants for Vodafone AirTouch Plc and its consolidated entities and accordingly became the independent accountants for the Company effective August 9, 1999.

         During the Company's two most recent fiscal years ended December 31, 1998 and through August 9, 1999, the Company has not consulted with Deloitte & Touche regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         16.  Letter of PricewaterhouseCoopers LLP


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AIRTOUCH COMMUNICATIONS, INC.


                                By:  /s/ Megan W. Pierson
                                   -------------------------------------
                                   Megan W. Pierson
                                   Vice President, General Counsel and Secretary


                                   Date: August 16, 1999